Exhibit 99.1

eGain Announces First Quarter 2025 Financial Results

Sunnyvale, CA (November 12, 2024) – eGain (Nasdaq: EGAN), the AI Knowledge Management platform for business, today announced financial results for its fiscal 2025 first quarter ended September 30, 2024.

“We are pleased to report positive business momentum in the quarter, with annual recurring revenue for our AI Knowledge Hub customers increasing 16% year over year,” said Ashu Roy, eGain’s CEO. “At our recent customer event, we were thrilled with client testimonials about our AI Knowledge Hub’s impact on their business. We are doubling down on product innovation, partnering with clients, to capitalize on the market opportunity created at the intersection of AI and knowledge management.”

Fiscal 2025 First Quarter Financial Highlights

●	Total revenue was $21.8 million, down 10% year over year.
●	GAAP net income was $652,000, or $0.02 per share on a basic and diluted basis, compared to a GAAP net income of $2.6 million, or $0.08 per share on a basic and diluted basis, in Q1 2024.
●	Non-GAAP net income was $1.3 million, or $0.04 per share on a basic and diluted basis, compared to non-GAAP net income of $3.8 million, or $0.12 per share on a basic and diluted basis, in Q1 2024.
●	Cash provided by operations was $1.0 million, or an operating cash flow margin of 4%.
●	Total cash and cash equivalents were $67.2 million, compared to $79.8 million in Q1 2024.
●	Adjusted EBITDA was $1.4 million compared to $2.8 million in Q1 2024.
●	Total shares purchased through the repurchase program were approximately 671,000 at an average cost per share of $6.84, totaling $4.6 million.

Fiscal 2025 Second Quarter Financial Guidance

For the second quarter of fiscal 2025 ending December 31, 2024, eGain expects:

●	Total revenue of between $22.2 million to $22.6 million.
●	GAAP net loss of $400,000 to $900,000, or $0.01 to $0.03 per share.
o	Includes stock-based compensation expense of approximately $900,000.
o	Includes depreciation and amortization of approximately $100,000.
●	Non-GAAP net income of breakeven to $500,000, or $0.00 to $0.02 per share.

Fiscal 2025 Financial Guidance

For the fiscal 2025 full year ending June 30, 2025, eGain expects:

●	Total revenue of between $92.0 million to $93.0 million.
●	GAAP net income of breakeven to $1.0 million, or $0.00 to $0.03 per share.
o	Includes stock-based compensation expense of approximately $5.0 million.
o	Includes depreciation and amortization of approximately $400,000.
●	Non-GAAP net income of $5.0 million to $6.0 million, or $0.17 to $0.20 per share.

Guidance Assumption:

●	Weighted average shares outstanding are expected to be approximately 29.1 million for the second quarter of fiscal 2025 and 29.7 million for the full fiscal year 2025.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as supplemental information relating to our operating results, including adjusted EBITDA and non-GAAP net income. Adjusted EBITDA is defined as net income, adjusted for the impact of depreciation and amortization, stock-based compensation expense, interest income, provision for income taxes, other (expense) income, net and severance and related charges. Non-GAAP net income measure is adjusted for stock-based compensation expense. eGain’s management has analyzed the effect of these non-GAAP adjustments on our provision for income taxes and believes the change in our provision for income taxes would be minimal due to these non-GAAP adjustments being attributed to the U.S. jurisdiction where it has recorded full valuation allowance against the deferred taxes. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare our performance to that of prior periods for trend analysis and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in our financial and operational decision-making. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate our business. In addition, this press release includes eGain’s projected non-GAAP net income for future periods, a non-GAAP measure used to describe eGain’s expected performance. We have not presented a reconciliation to eGain’s projected net income, the most comparable GAAP financial measure, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliation is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

Conference Call Information

eGain will discuss its fiscal 2024 first quarter results today via a teleconference at 2:00 p.m. Pacific Time. To access the live call, dial 844-481-2704 (U.S. toll free) or +1 412-317-0660 (International) and ask to join the eGain earnings call. A live and archived webcast of the call will also be accessible on the “Investor relations” section of eGain’s website at www.egain.com. In addition, a phone replay of the conference call will be available starting two hours after the call and will remain in effect for one week. To access the phone replay, dial 877-344-7529 (U.S. toll free) or +1 412-317-0088 (International). The replay access code is 7508958.

About eGain

eGain AI Knowledge Hub helps businesses improve experience and reduce cost by delivering trusted, consumable answers. Visit www.egain.com for more info.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation: our financial guidance for the second quarter of fiscal 2025 and fiscal 2025 full year ending June 30, 2025; our focus on product innovation, partnerships with clients, and efforts to capitalize on the market opportunity created at the intersection of AI and knowledge management; the impact of recent events demonstrating product capabilities; expectations regarding demand for our offerings; and our market opportunity. The achievement or success of the matters covered by such forward-looking statements, including future financial guidance, involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the second quarter of fiscal 2025 and fiscal 2025 full year ending June 30, 2025. The risks and uncertainties referred to above include, but are not limited to: risks to our business, operating results, and financial condition; the pace of technological advancements in generative AI and the adaptability of our services to incorporate these advancements; market demand for AI-enabled solutions; risks associated with new product releases and new services and products features; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; risks that our lengthy sales cycles may negatively affect our operating results; currency risks; our ability to capitalize on customer engagement; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; general political or destabilizing events, including war, intensified international hostilities, conflict or acts of terrorism; the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including those addressing data privacy, cyber-security and cross-border data transfers; and other risks detailed from time to time in eGain’s public filings, including eGain’s annual report on Form 10-K for the fiscal year ended June 30, 2024 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s website at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. We assume no obligation and do not intend to update these forward-looking statements, except as required by law.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corporation in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Investor Relations

Todd Kehrli or Jim Byers

Phone: 323-468-2300

Email: egan@mkr-group.com

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value data)

(unaudited)

	September 30,	June 30,
	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$67,205	$70,003
Restricted cash	8	8
Accounts receivable, less provision for credit losses of $125 and $59 as of September 30, 2024 and June 30, 2024, respectively	23,045	31,731
Costs capitalized to obtain revenue contracts, net	1,276	1,272
Prepaid expenses	2,331	2,915
Other current assets	857	1,195
Total current assets	94,722	107,124
Property and equipment, net	461	441
Operating lease right-of-use assets	3,621	3,811
Costs capitalized to obtain revenue contracts, net of current portion	1,684	1,779
Goodwill	13,186	13,186
Other assets, net	1,247	1,511
Total assets	$114,921	$127,852

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,906	$2,725
Accrued compensation	6,280	7,642
Accrued liabilities	2,513	5,078
Operating lease liabilities	1,173	1,179
Deferred revenue	41,033	45,989
Total current liabilities	52,905	62,613
Deferred revenue, net of current portion	2,875	3,280
Operating lease liabilities, net of current portion	2,455	2,592
Other long-term liabilities	938	871
Total liabilities	59,173	69,356
Stockholders' equity:
Common stock, par value $0.001 - authorized: 60,000 shares; issued: 32,730 and 32,698 shares; outstanding: 28,522 and 29,160 shares as of September 30, 2024 and June 30, 2024, respectively	33	33
Additional paid-in capital	408,211	407,416
Treasury stock, at cost: 4,208 and 3,538 common shares as of September 30, 2024 and June 30, 2024, respectively	(27,616)	(23,031)
Notes receivable from stockholders	(21)	(21)
Accumulated other comprehensive loss	(1,850)	(2,240)
Accumulated deficit	(323,009)	(323,661)
Total stockholders' equity	55,748	58,496
Total liabilities and stockholders' equity	$114,921	$127,852

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2024	2023
Revenue:
SaaS	$19,820	$22,323
Professional services	1,979	1,853
Total revenue	21,799	24,176
Cost of revenue:
Cost of SaaS	4,522	5,047
Cost of professional services	2,144	1,791
Total cost of revenue	6,666	6,838
Gross profit	15,133	17,338

Operating expenses:
Research and development	7,421	6,632
Sales and marketing	4,760	6,104
General and administrative	2,443	3,186
Total operating expenses	14,624	15,922
Income from operations	509	1,416
Interest income	771	949
Other (expense) income, net	(140)	610
Income before income tax provision	1,140	2,975
Income tax provision	(488)	(379)
Net income	$652	$2,596

Per share information:
Earnings per share:
Basic	$0.02	$0.08
Diluted	$0.02	$0.08
Weighted-average shares used in computation:
Basic	28,671	31,479
Diluted	29,292	32,136

Summary of stock-based compensation included in costs and expenses above:
Cost of revenue	$230	$297
Research and development	177	397
Sales and marketing	65	159
General and administrative	160	355
Total stock-based compensation	$632	$1,208

eGain Corporation

GAAP to Non-GAAP Reconciliation Table

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2024	2023
Income from operations	$509	$1,416
Add:
Stock-based compensation	632	1,208
Non-GAAP income from operations	$1,141	$2,624

	Three Months Ended September 30,
	2024	2023
Net income	$652	$2,596
Add:
Stock-based compensation	632	1,208
Non-GAAP net income	$1,284	$3,804

Per share information:
Non-GAAP earnings per share:
Basic	$0.04	$0.12
Diluted	$0.04	$0.12
Weighted-average shares used in computation:
Basic	28,671	31,479
Diluted	29,292	32,136

	Three Months Ended
	September 30,
	2024	2023
Net income	$652	$2,596
Add:
Depreciation and amortization	93	107
Stock-based compensation expense	632	1,208
Interest income	(771)	(949)
Provision for income taxes	488	379
Other (expense) income, net	140	(610)
Severance and related charges	123	81
Adjusted EBITDA	$1,357	$2,812

eGain Corporation

Other GAAP to Non-GAAP Supplemental Financial Information

(in thousands)

(unaudited)

	Three Months Ended September 30,		Growth Rates	Constant Currency Growth Rates [1]
	2024	2023
Revenue:
GAAP SaaS	$19,820	$22,323	(11%)	(12%)
GAAP professional services	1,979	1,853	7%	6%
Total GAAP Revenue	$21,799	$24,176	(10%)	(10%)

Cost of Revenue:
GAAP SaaS	$4,522	$5,047
Add back:
Non-GAAP subscription	$4,522	$5,047

GAAP professional services	$2,144	$1,791
Add back:
Stock-based compensation	(230)	(297)
Non-GAAP professional services	$1,914	$1,494

GAAP total cost of revenue	$6,666	$6,838
Add back:
Stock-based compensation	(230)	(297)
Non-GAAP total cost of revenue	$6,436	$6,541	(2%)	(2%)

Gross Profit:
Non-GAAP SaaS	$15,298	$17,276
Non-GAAP professional services	65	359
Non-GAAP gross profit	$15,363	$17,635	(13%)	(14%)

Operating expenses:
GAAP research and development	$7,421	$6,632
Add back:
Stock-based compensation expense	(177)	(397)
Non-GAAP research and development	$7,244	$6,235	16%	16%

GAAP sales and marketing	$4,760	$6,104
Add back:
Stock-based compensation expense	(65)	(159)
Non-GAAP sales and marketing	$4,695	$5,945	(21%)	(22%)

GAAP general and administrative	$2,443	$3,186
Add back:
Stock-based compensation expense	(160)	(355)
Non-GAAP general and administrative	$2,283	$2,831	(19%)	(20%)

GAAP operating expenses	$14,624	$15,922
Add back:
Stock-based compensation expense	(402)	(911)
Non-GAAP operating expenses	$14,222	$15,011	(5%)	(6%)

[1] Constant currency growth rates presented are derived from converting the current period results for entities reporting in currencies other than U.S. Dollars into U.S. Dollars at the exchange rates in effect during the prior period presented rather than the actual exchange rates in effect during the current period.